UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2026

Talos Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38497	82-3532642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

333 Clay Street, Suite 3300

Houston, Texas 77002

(Address of principal executive offices, including zip code)

(713) 328-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TALO	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On July 22, 2026, contemporaneously with entry into the Farm-Out Agreement (as defined below), Talos Energy Inc., a Delaware corporation (“Talos”), Talos Production Inc., a Delaware corporation and a wholly owned subsidiary of Talos (“Talos Production”), and certain other direct and indirect subsidiaries of Talos and Talos Production entered into the Second Amendment to the Amended and Restated Credit Agreement (the “Second Amendment,” and the Amended and Restated Credit Agreement, as amended, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”). Effective upon the consummation of the transactions in connection with the Block 29 Project (as defined below), the Second Amendment, among other things, (i) increases the capacity of restricted foreign subsidiaries to incur up to $350 million of project financing indebtedness to finance assets in Mexico by $50 million (all of which indebtedness is excluded from the calculation of Consolidated Total Debt (as defined in the Credit Agreement)), provided that such incremental $50 million of indebtedness is incurred by the Block 29 Entity (as defined in the Credit Agreement) and is non-recourse to Talos, Talos Production and the other restricted subsidiaries, and (ii) increases the maximum Consolidated Total Debt to EBITDAX Ratio (as defined in the Credit Agreement) for making investments without regard to Available Free Cash Flow (as defined in the Credit Agreement) from 1.25 to 1.50, but solely with respect to investments in the Block 29 Entity prior to December 31, 2027 to finance the development, construction, expansion or improvement of the Block 29 Project.

The foregoing description of the Second Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Second Amendment, a copy of which is filed herewith as Exhibit 10.1 to this Current Report and incorporated into this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On July 27, 2026, Talos issued a press release regarding the entry into a farm-out agreement (the “Farm-Out Agreement”) by a wholly owned subsidiary of Talos with Repsol Exploración México S.A. de C.V. (“Repsol”) pursuant to which such subsidiary has agreed to acquire a 50% participating interest in Block 29 offshore Mexico (the “Block 29 Project”), operated by Repsol. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information furnished in this Current Report pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for any purpose, including for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference in any filing of Talos under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Second Amendment to Amended and Restated Credit Agreement, dated as of July 22, 2026, by and among Talos Energy Inc., Talos Production Inc., each other Credit Party, JPMorgan Chase Bank, N.A., as Administrative Agent, and each Lender party thereto.

99.1	Press Release, dated July 27, 2026.

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2026
TALOS ENERGY INC.

	By:	/s/ William S. Moss III
	Name:	William S. Moss III
	Title:	Executive Vice President, General Counsel and Secretary